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                                                                    Exhibit 99.2



                           IMPAC HOTEL GROUP, L.L.C.
                              MEMBER CONSENT FORM



     The undersigned member of Impac Hotel Group, L.L.C. ("Impac" or the "Company") hereby acknowledges receipt of the Joint Statement/Prospectus of Servico, Inc. ("Servico") and Impac Hotel Group, L.L.C. ("Impac") dated ________, 1998 and consents to and approves the terms of the Amended and Restated Agreement and Plan of Merger, dated as of July __, 1998 among Lodgian, Inc., Servico, Impac, SHG-S Sub, Inc., SHG-I Sub, L.L.C., certain corporate unitholders of Impac and certain acquisition subsidiaries, and all transactions contemplated thereby.





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                               Authorized Signature



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                               Printed Name of Member
                               (Name in which Impac Units are Held)



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                                Social Security/Tax Identification Number


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                                Date